                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (Per Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-12


                     MID-ATLANTIC HOME HEALTH NETWORK, INC.
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

         1. Title of each class of securities to which transaction applies:

         2. Aggregate number of securities to which transaction applies:

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4. Proposed maximum aggregate value of transaction:

         5. Total fee paid:[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.  Amount Previously Paid:

         2.  Form, Schedule or Registration Statement No.:

         3.  Filing Party:

         4.  Date Filed.

                        Mid-Atlantic Home Health Network
                             I N C O R P O R A T E D

7504 Diplomat Drive, Suite 101
Manassas, Virginia 20109-2631
703/335-1957 (Telephone)
703/335-8630 (Fax)




April 21, 2000


Dear Shareholder:

         On behalf of your board of directors, I have the pleasure of inviting you to attend our first Annual Meeting of shareholders. The meeting will be held on Friday, May 5, 2000, 1:00 p.m. Eastern time in the Hampton Inn, 7295 Williamson Boulevard, Manassas, Virginia. I hope that you will participate in the Annual Meeting. You can do so by attending the meeting and voting in person. Alternatively, you may vote by completing the enclosed proxy card and returning it as promptly as possible.

         Included with this mailing, you will find our Annual Report to Shareholders, which includes our Annual Report on Amended Form 10-KSB. The Annual Report includes audited financial statements for our fiscal year, which ended on December 31, 1999. You will also find our proxy statement. The proxy statement outlines the items of business that will be discussed and voted upon at the Annual Meeting. I urge you to read the Annual Report and the proxy statement carefully as they contain information about us that you may find important.

         I hope to see you at the Annual Meeting. If you are unable to attend, I again ask that you complete your proxy and return it by mail as soon as possible.

                                                    Sincerely,


                                                    /s/ Dennis S. Light
                                                    Dennis S. Light
                                                    President

                     MID-ATLANTIC HOME HEALTH NETWORK, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         Notice is hereby given that the Annual Meeting of shareholders of Mid-Atlantic Home Health Network, Inc., a Nevada Corporation, will be held at the Hampton Inn, 7295 Williamson Boulevard, Manassas, Virginia on Friday, May 5, 2000 at 1:00 p.m. Eastern time for the following purposes.

         1. To elect three directors to serve for one year or until their successors have been elected and quantified;

         2. To ratify the appointment of Eggleston Smith, P.C. as Mid-Atlantic's independent auditors for the year 2000; and

         3. To transact any other business that may properly come before the Annual Meeting.

         The close of business on Friday, April 21, 2000 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at the Annual Meeting.

         Shareholders may vote by written proxy. If you attend the meeting and intend to vote in person, notify our personnel of your intent as you sign in for the meeting.

BY ORDER OF THE BOARD OF DIRECTORS


                                                  /s/ Dennis S. Light
                                                  Dennis S. Light
                                                  President

                     MID-ATLANTIC HOME HEALTH NETWORK, INC.

                                 PROXY STATEMENT

                               GENERAL INFORMATION


         This proxy statement concerns the Annual Meeting of shareholders of Mid-Atlantic Home Health Network Incorporated, a Nevada corporation, (The Company) to be held on Friday May 5, 2000 ("Annual Meeting"). The Annual Meeting will be held at 1:00 p.m. Eastern time, Hampton Inn, 7295 Williamson Boulevard, Manassas, Virginia. As of the record date April 21, 2000 there were 12,621,202 shares of Class A common stock and 10,000 shares of Class B common stock outstanding.

         The Board of Directors is soliciting your proxy for use at the Annual Meeting and at any adjournment of the meeting. You will be asked to vote upon two items: Item 1. Election of Directors and Item 2. Approval of Eggleston Smith PC as the independent auditors. Your proxy will also permit a vote on any other matter that may legally come before the Annual Meeting. The Company is not currently aware of any other item that will require a shareholder vote.

         We have included in this packet a copy of the Amended Form 10-KSB Annual Report accompanied by our letter to stockholders. You may wish to review this Amended Form 10- KSB carefully. It contains detailed information about our business and about us.

         We are mailing this proxy statement and accompanying forms of proxy and voting instructions on or about Monday, April 24, 2000 to holders of the Class A common stock on the record date for the Annual Meeting.

                                  VOTING RIGHTS

         Each share of Class A common stock is entitled to one vote on each proposal and with respect to each director position to be filled. The Class A common voter as a class is entitled to elect one-third of the Board of Directors. Cumulative voting does not apply. In order to be eligible to vote on matters coming before the Annual Meeting, you must own one share of stock on the record date. The Board of Directors has set the record date as of the close of business on Friday April 21, 2000 ("Record Date").

         On the Record Date, there were issued and outstanding 12,641,142 shares of Class "A"Common Stock of the Company, par value $.001 per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share owned as of the Record Date on all matters presented at the meeting. The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock shall constitute a quorum. The affirmative vote of a majority of the shares eligible to vote and actually voted at the Annual Meeting, if a quorum is present, is required for the election of directors and for action on all other matters proposed to be voted on at the Annual Meeting or any adjournment thereof. The shareholders of the Company have no minority shareholder dissenters rights under the

Nevada Revised Statues (chapter 78) the governing law of Nevada, the Company's state of incorporation, or any other applicable law with respect to the proposals specified in the notice.

         Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, will be voted "FOR" the nominees for directors recommended by the Board of directors, "FOR" the proposal regarding the Company's independent accountant submitted to the meeting and in the discretion of the proxies on each other matter that properly may come before the meeting. Any shareholder who is present at the meeting but who abstains from voting shall be counted for purposes of determining whether a quorum exists, but an abstention shall not be counted as an affirmative vote with respect to any matter. With respect to all matters other than the election of directors, an abstention would have the same effect as a vote against the proposal. Any shareholder of the Company has the unconditional right to revoke such shareholder's proxy at any time prior to the voting thereof by written notice of revocation to Dennis S. Light, President, Mid-Atlantic Home Health Network, Inc., 7504 Diplomat Drive, Suite 101, Manassas, VA 20109, by executing a new proxy, or by attending the Annual Meeting and casting a contrary vote; however, no revocation shall be effective until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

         The Company does not anticipate that any of its nominees will be unavailable for election and does not know of any matters other than those proposed above that may be brought before the Annual Meeting. In the event that any other matter comes before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to any such matter in accordance with their best judgment.

         A list of Stockholders entitled to vote at the Annual Meeting will be open to examination by any Stockholder, for any purpose germane to the Annual Meeting, at the Company's Executive Offices, at the address indicated on the Notice of Annual Meeting, during ordinary business hours for ten (10) days prior to the Annual Meeting. This list will also be available for review at the Annual Meeting.

                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

1.     ELECTION OF THREE NOMINEES AS DIRECTORS

         The Board of Directors has nominated the three incumbent Directors for election. Proxies not marked to the contrary will be voted "FOR" the election of the persons listed below:

                                                                Period Served As
Name                      Age     Position                      Director
--------------------------------------------------------------------------------
Philip V. Warman          56      Chairman of the Board,        Dec. 9, 1994 to present
                                  and Director


                                               6




Dennis S. Light           56      President and                 Dec. 9, 1994 to present
                                  Director

Tom Waugh                 32      Secretary & Treasurer,        Dec., 1999 to present
                                  Director

PHILIP V. WARMAN
----------------

         Philip V. Warman is the Chairman of the Board and has over 26 years experience in health venture development and health care financial management. He also serves as the Company's Treasurer and is a director. He has a degree in Business Administration from Wake Forest University. Mr. Warman served in various positions at Prince William Hospital culminating as Senior Vice President. During his 18 years at Prince William Hospital, he acquired Annaburg Manor Nursing Home, initiated home health, DME, private duty, physician billing, a collection agency, a child care enter and an alcoholic treatment center.

         Since 1981, Mr. Warman has been Managing General Partner of Oak Springs Nursing Home Limited Partnership, the Company's majority and controlling shareholder.

DENNIS S. LIGHT, M.P.H.
-----------------------

         The President and a director of the Company, Mr. Light has more than 25 years experience in health venture development and health care financial management. He has an undergraduate degree in Business Administration and a Masters Degree in Hospital Administration from UCLA. For nine years, he served as Chief Financial Officer of Arlington Hospital at Arlington, Virginia. Prior to this position, he served as Chief Financial Administrator of Samuel Merritt Hospital in Oakland, California. Mr. Light also is a director of the Company.

RICHARD TOMLINSON WAUGH
-----------------------

         Tom Waugh is the Secretary and Treasurer and a director of the Company. Mr. Waugh received his undergraduate degree from Colorado State and earned a Masters of International Management from the American Graduate School of International Management at Thunderbird. Mr. Waugh has worked for Bear Sterns in the international securities division and is currently the Managing Director of Cavallo Capital Corp., a New York based hedge fund that manages $120 million. In the capacity, Mr. Waugh is responsible for the operational activities of the managed accounts, including personnel, execution of trades, creating trade models and analyzing prospective deals.

         Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. In the event that any nominee should become unable or unwilling serve as a Director, however, Proxies will be voted for the election of any person substituted for such nominee designated by the incumbent Directors. All Directors of the Company hold office until the next annual meeting of Stockholders and until their successors are elected and qualify.

                      COMMITTEES OF THE BOARD OF DIRECTORS

         At the present time, the Company does not have standing audit, nominating or compensation committees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Reference to this section may be found in Item 11 "Security Ownership of Certain Beneficial Owners and Management" of the Company's Annual Report on Amended Form 10- KSB transmitted with this proxy statement.

                             EXECUTIVE COMPENSATION

        Reference to this section may be found in Item 10 "Executive Compensation" of the Company's Annual Report on Amended Form 10-KSB transmitted with this proxy statement.


                                STOCK PERFORMANCE

         Reference to stock performance may be found in Item 5 - "Market for Common Equity and Related Stockholder Matters" of the Company's Annual Report on Amended Form 10-KSB transmitted with this proxy statement.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING
                         DIRECTORS, OFFICERS AND OTHERS

         Reference to Certain Relationships and Related transactions may be found in Item 12 "Certain Relationships and Related Transactions" of the Company's Annual Report on Amended Form 10-KSB transmitted with this proxy statement.

         The Company may continue the practice of issuing shares of Common Stock in lieu of cash payment in the future if it determines that such issuance is in the best interests of the Company and is consistent with the Company's agreements. The foregoing arrangements and relationships may give rise to conflicts of interest with respect to future interpretation of the agreements between the Company and its affiliates or with respect to future transaction between the Company and its affiliates. There can be no assurance those future transactions between the Company and any affiliates will be advantageous to the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS SET FORTH ABOVE.

2.     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has selected Eggleston Smith, P.C. located at 603 Pilot House Drive, Suite 400, Newport News, Virginia 23606 ("Eggleston, Smith"), Certified Public

Accountants to continue as the Company's principal accountants to audit the Company's financial statements for the fiscal year ending December 31, 2000. There have been no disagreements with Eggleston, Smith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to its satisfaction, would have caused Eggleston, Smith to make reference to the subject matter of any such disagreements in connection with its past reports.

         Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
"FOR" RATIFICATION OF THE APPOINTMENT OF EGGLESTON, SMITH, P.C., AS THE COMPANY'S AUDITORS.


                                  OTHER MATTERS

        The Board of Directors is not aware of any matters to be presented at the 2000 Meeting except those matters described in this Proxy Statement. Unless otherwise directed, all shares represented by Proxies will be voted for the election of the Directors nominated by the Board of directors and in favor of appointment of Eggleston, Smith, P.C. as the Company's auditors described in this Proxy Statement and the Notice of the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxies will vote on those matters according to their best judgment.

                 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE 16(A)

        Section 16(a) of the Exchange Act requires the Company's officers and Directors and persons who own beneficially more than ten percent of a registered class of the Company's equity securities (10% Stockholders) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and 10% Stockholders are required by regulation to furnish the Company with copies of all forms filed by them pursuant to Section 16(a). Reference to this section may be found in Part III Item 9 "Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act" of the Company's Annual Report on Amended Form 10-KSB, transmitted with this proxy statement.

                                    EXPENSES

         The Company will bear the expense of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Notice, Proxy and Annual Report and accompanying material to shareholders. Solicitation may be made by mail, personal contact, telephone and facsimile by officers and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians, fiduciaries and other similar parties to forward soliciting material to the Company's record shareholders and will reimburse such persons for their reasonable associated charges and expenses.

                              STOCKHOLDER PROPOSALS

         No person who intends to present a proposal for action at a forthcoming Stockholders' meeting of the Company's Stockholders (a "Proponent") may seek to have such Proponent's proposal included in the proxy statement or form of proxy for such meeting unless the Proponent: (i) is a record or beneficial owner at the time the proposal is submitted of at least 1% or $1,000 in market value of the Company's securities entitled to vote on such proposal, has held such securities for at least one year at the time the proposal is submitted and continues to own such shares through the date of the meeting, (ii) provides the Company in writing with (A) his name, address, the number of voting securities held by such Proponent and the dates upon which such securities were acquired,
(B) documentary support of the Proponent's beneficial ownership in the form of either (1) a written statement by a record owner of such securities or an independent third party, or (2) a copy of (A) a Schedule 13D, Schedule 13G, Form 13F, Form 3 and/or Form 4 or amendments thereto, (B) a copy of all subsequent amendments to such documents reporting a change in ownership level, (C) the Proponent's affidavit, declaration, affirmation or other similar document provided for under state law attesting that the Proponent continues to be the beneficial owner of the required percent or market value of the Company's shares, as provided in clause (i) above; (iii) the Proponent's written statement that he intends to continue ownership of such shares through the date of the next annual meeting of stockholders of the Company; (iv) notifies the Company of his intention to appear personally at the meeting or by a representative qualified under Nevada law to present his proposal for action, and (v) submits this proposal and all supporting statements and documents in writing on a timely basis. To be included in the proxy statement or proxy for the Company's next annual meeting of Stockholders, a proposal must be received at the Company's principal executive office no later than February 10, 2001. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive offices at a reasonable time before proxies are solicited for such meeting.

         A person may submit only one proposal, along with a supporting statement if the proponent requests inclusion of such a statement with the proxy materials, aggregating not more than 500 words. Under specified circumstances set forth in the rules of the Securities and Exchange Commission relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                                  ANNUAL REPORT

         A Copy of the Company's Consolidated Annual Report on Amended Form 10-KSB for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission on April 21, 2000, including financial statements of the Company for such year and for comparative periods, is transmitted herewith.

         By Order of the Board of Directors

                                          /s/ Dennis S. Light
                                          Dennis S. Light, President
                                          Mid-Atlantic Home Health Network, Inc.

Manassas, Virginia
April 21, 2000


                               SUMMARY OF EXHIBITS

EXHIBIT A - Form Proxy

EXHIBIT B - Annual Report of Mid-Atlantic Home Health Network, Inc. (Including
            1999 Annual Report on Amended Form 10-KSB)

                                    EXHIBIT A


                     MID-ATLANTIC HOME HEALTH NETWORK, INC.

                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MID-ATLANTIC HOME HEALTH NETWORK, INC.

         The undersigned hereby appoints Dennis S. Light as proxy with power to act and with power of substitution and hereby authorizes him to represent and vote as designated all of the shares of Class A common stock of Mid-Atlantic Home Health Network, Inc. held in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of shareholders to be held on Friday, May 5, 2000 or at any adjournment thereof. If this proxy is returned signed but without a clear voting designation, the proxy will vote in accordance with the board's recommendations. The undersigned hereby revokes any other proxy previously granted to vote at such Annual Meeting, and hereby ratifies and confirms all that the above-named Proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said Proxies are authorized to vote in accordance with their best judgment. The undersigned acknowledges receipt of copies of the Annual Report for the period ended December 31, 1999, the Notice of Annual Meeting, and the accompanying Proxy Statement of the Company dated April 21, 2000, relating to the Annual Meeting.

         This proxy when properly executed will be voted by the proxy in the manner designated below. If the proxy is returned signed but without a clear voting designation, the proxy will vote for Items 1 and 2. The board of directors recommends a vote for Items 1 and 2.

1.       ELECTION OF DIRECTORS.

NOMINEES:                           FOR                       WITHHELD
Dennis S. Light                     ______                    FOR ALL
Phillip V. Warman                   ______                    _______
Tom Waugh                           ______

WITHHELD FOR:  (Write that nominee's name
in the space provided below.)
-----------------------------------------

2. RATIFICATION OF THE APPOINTMENT         FOR      AGAINST          ABSTAIN
   OF INDEPENDENT ACCOUNTANTS              ___      _______          _______


Signature____________________Signature________________Date_______

NOTE: The signature(s) hereon should correspond exactly to the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please indicate the full corporate name and indicate the title of signing officer.

                     THIS PROXY IS SOLICITED BY THE BOARD OF
                      DIRECTORS OF MID-ATLANTIC HOME HEALTH
                                  NETWORK, INC.
                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

                                    EXHIBIT B


         The Company Amended Form 10-KSB filed April 21, 2000 is incorporated herein by this reference.


         In accordance with the Exchange Act, this Schedule 14A has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

April 21, 2000                            Mid-Atlantic Home Health Network, Inc.


                                          /s/ Dennis S. Light
                                          ------------------------------
                                          Dennis S. Light,
                                          President

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDED FORM 10-KSB

            [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

             [ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934

                     For the period ended December 31, 1999
                         Commission file number 0-24165


                     MID-ATLANTIC HOME HEALTH NETWORK, INC.
     --------------------------------------------------------------------
                 (Name of Small Business Issuer in its Charter)



          NEVADA                                              93-1108124
----------------------------                             -------------------
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or                                      Identification No.)
organization)

 7504 DIPLOMAT DRIVE, SUITE 101, MANASSAS, VA                   20109
---------------------------------------------                ----------
(Address of principal executive offices)                     (Zip Code)

Issuer's Telephone number:   (703) 355-1957
                             --------------

Securities registered pursuant to Section 12(b) of the Act:

   Title of each class                 Name of each exchange on which registered
     Common Stock                                NASDAQ Bulletin Board
   -------------------                 -----------------------------------------

Securities registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $0.001 PER SHARE
                    ----------------------------------------
                                (Title of Class)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filings requirements for the past 90 days.
Yes [X]     No [ ]

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to the Form 10-KSB. [ ]

         State issuer's revenues for its most recent fiscal year: $18,984,218

         State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of a specified date within the past 60 days. There was no market value for the common stock within the last 60 days.


PART I
--------------------------------------------------------------------------------

ITEM 1.  DESCRIPTION OF BUSINESS

--------------------------------------------------------------------------------

(a)      BUSINESS DEVELOPMENT

         Mid-Atlantic Home Health Network, Inc. was originally incorporated under the laws of the State of Utah on December 28, 1979 as U-Can Resources, Inc.

         On January 31, 1980, the Company commenced a public offering to residents of the State of Utah of 7,500,000 shares of its common stock for a total of $75,000. The public offering was made pursuant to the provisions of the exemption from registration contained in Section 3(a)(11) of the Securities Act of 1933, as amended. The Company filed with the Utah Securities Commission of the State of Utah a Registration Statement under the Utah Uniform Securities Act with respect to the shares of common stock which were offered. An Offering Circular was used in connection with the offering, which was an exhibit to the Registration Statement. The offering was completely sold.

         The Company changed its corporate domicile from Utah to Nevada by merging with a Nevada corporation, which was effective as of February 24, 1993 in Utah and March 26, 1993 in Nevada. The provisions of the Merger Agreement required a change of corporate name to Trinity Gas Corporation and a twenty-five
(25) for one (1) reverse split of the Company's common stock.

         On July 8, 1993, the Company changed its name to Petro-Sers Corporation in order to not be confused with another corporation with a similar name.

         The Company did not conduct any business activities until December 9, 1994 when it executed an Exchange Agreement with Oak Springs Nursing Home Limited Partnership for the acquisition of all of the outstanding stock of Hunt Country Home Health, Inc., a Virginia corporation. As a result of this corporate reorganization, Hunt Country Home Health, Inc. became a wholly owned subsidiary of the Company.

         The Company changed its name to Mid-Atlantic Home Health Network, Inc. It authorized two (2) classes of stock. The present authorized capitalization is 200,000,000 shares of Class A common stock and 10,000 shares of Class B common stock. The common stock of the Company was exchanged on a share-for-share basis for a share of the Class A common stock, par value one mill ($0.001) per share. The Class A common stock, voting as a class, elects one-third of the Board of Directors and the Class B common stock, voting as a class, elects two-thirds of the Board. The consideration for the acquisition of all of the outstanding stock of Hunt Country Home Health, Inc. was 20,474,628 shares of Class A common stock and 10,000 shares of Class B common stock. This transaction was exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the exemption contained in Section 4(2) of that Act.

         Mid-Atlantic is a regionally based home health and nurse staffing company established to provide quality services and home medical products in a cost-competitive manner to the Mid- Atlantic region. Since its acquisition of Hunt Country Nursing Services and National Nurses Service in June of 1995 (See Business of the Company), the majority of Mid-Atlantic's business has involved the provision of nursing staff services to hospitals, nursing homes and other facilities such as clinics, correctional facilities and schools, as well as private duty nursing services.

         The Company has not been subject to bankruptcy, receivership or any similar proceedings.

         The Company currently employs approximately 1800 employees, of which 800 are full-time employees. The Company's principal executive office is located at 7504 Diplomat Drive, Suite 101, Manassas, Virginia 20109. The Company has administrative offices at the following locations:

         528 Waterloo Road, Suite A-2        1807 Libbie Avenue, Suite 206
         Warrenton, Virginia  20186          Richmond, Virginia 23226

         607B Jefferson Davis Highway        2971 Valley Avenue
         Fredericksburg, Virginia  22401     Winchester, Virginia 22601

         8630 Fenton Street, Suite 200       10760B Ambassador Drive
         Silver Spring, MD 20910             Manassas, Virginia 20109

         10800 Midlothian Turnpike           Teakwood Office Park
         Suites 152 & 154                    1413 Teakwood Dr., Suite D
         Richmond, Virginia 23225            Tappahannock, Virginia 22560

         2731-C Prosperity Avenue, Suite C   4410 Ivy Commons
         Fairfax, Virginia 22031             Charlottesville, Virginia 22903

         101 Juliad Court
         Fredericksburg, Virginia 33406

(b)      BUSINESS OF THE ISSUER:

(1)      PRINCIPAL PRODUCTS AND SERVICES AND THEIR MARKETS

THE HOME HEALTH CARE BUSINESS OF THE COMPANY

         Mid-Atlantic is a regionally based home health company established to provide nurse staffing services and home health and medical products in a cost-competitive manner to the Mid- Atlantic region. Mid-Atlantic delivers care to persons in a variety of settings, including private homes, hospitals and nursing homes. Since its acquisition of Hunt Country Nursing Services and National Nurses Service (see discussion below), the majority of Mid-Atlantic's business has involved providing nursing staff for clinics, long-term care facilities, hospitals and clinics, correctional facilities and schools. Services are provided to persons of all ages and with all levels of health or health related needs, varying from high technology interventions to companionship and services. Mid-Atlantic carefully seeks and hires competent staff who participate in continuing education programs. All of Mid-Atlantic's health care providers are licensed and bonded. This assures the Company's dedication to quality, consistent delivery state-of-the-art services with a caring approach.

         Mid-Atlantic provides medical equipment and supplies and around-the-clock skilled nursing. Registered nurses, Licensed Practical Nurses and Vocational Nurses, as well as Physical, Occupational, Speech and Respiratory Therapists work under the direction of physicians in the setting of personal homes.

         Mid-Atlantic provides its services through four entities. These entities are wholly-owned subsidiaries.

HUNT COUNTRY HOME HEALTH

         In the Spring of 1995, the Company acquired Hunt Country Home Health, Inc. from the Oak Springs Nursing Home Limited Partnership, the Company's majority shareholder.

         Hunt Country Home Health performs approximately 1,150 home health visits per month. With this case load, a wide spectrum of services requiring basic skills to high tech skills are performed. Generally, the services provided fall into the following program priorities:

         o Essential physical care which may require frequent visits including weekends, in the absence of which the patient might otherwise require hospitalization or nursing home care.

         o Patients in need of intravenous therapy, hyperalimentation, blood transfusions or other intensive skilled nursing modalities.

         o Patients with open wounds which require dressing changes or irrigations, in addition to frequent skilled assessment for significant infections.

         o Patients in need of rehabilitation services which can be provided in the home and which can maximize the level of functioning.

         o In-home patients whose condition has deteriorated and who would otherwise require hospitalization.

         o Homebound patients in need of blood testing. The home care nurse draws the blood, evaluates the patient and carries out related teaching, which allows the physician to monitor the patient's condition while he remains in the home.

         The Company's home health program provides skilled nursing, physical therapy, occupational therapy, clinical social work, speech pathology and home health aide services. These services form the basic framework of the traditional home health services and disciplines which include skilled nursing for the assessment, teaching and provision of care, physical therapy for ambulation and muscle strengthening, occupation therapy for assisting persons to restore functions in order to perform Activities of Daily Living ("ADL"), home health aid for personal care and assistance in ADL's, speech therapy for restoration of communication, and social services for assessment of, and assistance with, emotional social problems interfering with the plan of care. These services are provided to any appropriate referral. Visit duration is usually two hours or less, two to three times per week.

         Most visits are made to patients experiencing heart disease, cancer, diabetes, AIDS, fractures and strokes or who have wounds that are in need of care.

         Hunt Country Home Health has a home office located in Manassas, Virginia and additional offices located in Fredricksburg and Warrenton. In 1999, over 13,900 home visits provided skilled nursing care, physical therapy, occupational therapy, speech therapy, home health aide and medical social work. Visit duration was usually two hours or less, two to three times per week.

CENTER FOR AMBULATORY AND HOME INFUSION SERVICES

         On March 1, 1995, the Company created a subsidiary known as Western Pennsylvania Home Health Network, Inc. ("WPHHN"). WPHHN operated as a wholly owned subsidiary until June 30, 1998 when it was sold for book value to Care Connections of Pennsylvania, a corporation controlled by Phillip Warman, the Company's Chairman and a general partner of the Corporation's majority shareholder. On November 1, 1999, the Company acquired the Center for Ambulatory and Home Infusion Services (CAHIS) from Care Connections or Pennsylvania in a non-cash transaction in exchange for settlement of inter-company indebtedness. The total purchase price of $98,804 exceeded the fair market value of the assets acquired less the liabilities assumed by $155,670. The excess consideration, recorded as goodwill, represents the goodwill associated with CAHIS's position in the durable medical equipment market.

         CAHIS provides durable medical equipment and supplies through its offices in Frederichsburg and Charlotesville, Virginia. In addition, CAHIS has established a web site, www.planetdiaper.com, for the sale of children's diapers and adult briefs.

NATIONAL NURSES SERVICE, INC.

         On June 30, 1995, the Company acquired ATLIS Health Services, Inc., which then was doing business under the name National Nurses Service. Mid-Atlantic maintained the corporate entity, but changed its name to National Nurses Service, Inc. ("NNS").

         NNS has three offices in the Maryland-Washington, D.C. metropolitan area, Fairfax and Richmond, Virginia areas. NNS is a leading provider of supplemental staffing, including nursing, rehabilitative therapy and certified nursing assistant services to hospitals, nursing homes, medical clinics, correctional facilities, schools, and other governmental facilities. It is certified by the Medicare and Medicaid programs in Virginia as a provider of skilled and para-professional home health care services. NNS currently has an active roster of more than 1,200 clinical employees from which to fill its assignments.

HUNT COUNTRY NURSING SERVICES, INC.

         In connection with its acquisition of NNS, on June 30, 1995, Mid-Atlantic acquired Hunt Country Nursing Services, Inc. ("HCNS") from its majority shareholder, Oak Springs Nursing Home Limited Partnership. HCNS is a private duty nursing company that provides professional nurses and nursing assistants to patients in the home for 4 to 24 hours per day, 7 days per week. HCNS is located in Northern and Central Virginia and generates approximately $5.3 million in revenues per year. With NNS, HCNS comprises the majority of services provided by the Company and a majority of the Company's revenue is derived from the operations of NNS and HCNS.

(4)      COMPETITIVE BUSINESS CONDITIONS

         The Company is part of a highly competitive market for nurse staffing and private duty nursing services. In addition, the Company is faced with a market with a shortage of nursing personnel. As a result, the Company faces competition not in gaining and retaining clients, but gaining and retaining nursing personnel.

(5)      GOVERNMENTAL APPROVAL, REGULATION AND ENVIRONMENTAL COMPLIANCE

         The Company relies heavily on payments made by governmental entities for the services provided by its certified home health entities. Medicare is the largest single payer of home care services. Effective October 1, 2000, the two certified Medicare Agencies owned and operated by the Company will be paid for their services to Medicare beneficiaries by the Prospective Pay System (the "PPS"). The PPS will replace the existing cost reimbursement system. Services for designated home health care conditions will be paid a set amount prospectively. Accordingly, it is unclear if the Company entities offering these services will operate profitably under the amounts set for the services provided. This line of business represents about 10% of the Company's revenues. The PPS will impact Hunt Country Home Health. It will not impact Hunt Country Nursing Services, Western Pennsylvania Home Health Network, Inc. and will have minimal impact on National Nurses Service.

(6)      RISKS ASSOCIATED WITH OPERATIONS

         The risks associated herewith include the following: no assurance of profitability from its operations; a potential future need for funds; significant government regulations; reliance on current management; increase in competition; a lack of a current market for the securities; and the uncertainties associated with changes in the health care system. All decisions with respect to the management of the Company are made exclusively by the Company.

         Although the Company does not anticipate the accumulation of debts, in the event of a dissolution and termination of the Company, the proceeds realized from the liquidation of assets, if any, will be distributed to the shareholders only after the satisfaction of claims of all creditors. Accordingly, the ability of a shareholder to recover all or any portion of his investment under such circumstances will depend on the amount of funds realized and the claims to be satisfied.

(7)      EMPLOYEES AND FACILITIES

         As of March 31, 2000, the Company had approximately 1800 employees of which 800 are full-time equivalent employees. None of the Company employees are subject to a collective bargaining agreement and the Company believes its relations with its employees are good.

(c)      REPORTS TO SECURITY HOLDERS

         Prior to filing its Form 10-SB, the Company had not been required to deliver annual reports. To the extent that the Company is required to deliver annual reports to security holders through its status as a reporting company, the Company shall deliver annual reports. Also, to the extent the Company is required to deliver annual reports by the rules or regulations of any exchange upon which the Company's shares are traded, the Company shall deliver annual reports. If the Company is not required to deliver annual reports, the Company will not go the expense of producing and delivering such reports. If the Company is required to deliver annual reports, they will contain audited financial statements as required.

         Prior to the filing of its Form 10-SB, the Company had not filed reports with the Securities and Exchange Commission. Now that the Company has become a reporting company, it is required to file Forms 10K-SB, 10Q-SB, 8-K and appropriate proxy materials as they come due. If the Company issues additional shares, the Company may file additional registration statements for those shares. The public may read and copy any materials the Company files with the Securities and Exchange Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by call the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address of the Commission's site is (http://www.sec.gov).


--------------------------------------------------------------------------------

ITEM 2.  DESCRIPTION OF PROPERTY

--------------------------------------------------------------------------------

         Hunt Country Home Health owns approximately 1,000 square feet of office space located at 7504 Diplomat Drive, Suite 101, Manassas, Virginia 20109 and at 10760 Ambassador Drive, Manassas, Virginia.

         The Company is not engaged in the business of investing in real estate or real estate mortgages, however it does own its office at 7504 Diplomat Drive in Manassas, Virginia and at 10760 Ambassador Drive, Manassas, Virginia.


--------------------------------------------------------------------------------

ITEM 3.  LEGAL PROCEEDINGS

--------------------------------------------------------------------------------

         The Company is not party to, and none of the Company's property is subject to, any pending or threatened legal, governmental, administrative or judicial proceeding except as described below:

         On or about December 2, 1998 the Company filed a complaint in the Circuit Court of Hanover County, State of Virginia against Home Care Connections and Bonnie James. In that action the Company alleged that while defendant James was employed by the Company, the defendants acted together and wrongly transferred patients from services provided by the Company to services provided by defendant Home Care Connections. The Company seeks monetary damages of $900,000. The action is pending.

         The Company is a defendant in a lawsuit for breach of contract that is styled ATLIS SYSTEMS INC V. MID-ATLANTIC HOME HEALTH NETWORK, INC., No. 200383 filed in June of 1999 in the Circuit Court for Montgomery County, State of Maryland. The plaintiff corporation purports to be the successor-in-interest to Atlis Federal, Inc. On June 30, 1995, the Company acquired all of the stock of Atlis Health Services, Inc., a wholly-owned subsidiary of Atlis Federal. As part of the consideration of the acquisition, the Company agreed to deliver 500,000 shares of the Company's Common Stock to Atlis Federal and, on the third anniversary of closing of the acquisition (June 30, 1998), to pay Atlis Federal the difference, if any, between the fair value of such stock $800,000. The Stock Purchase Agreement between the parties establishes a multi-part formula for determining the fair value of the stock as of that date. The parties disagree not only about the proper interpretation of the contract language but also whether, as a result of Altis Federal's alleged breach of various disclosures provisions of the agreement, the Company is obligated to make any payment at all. The Complaint seeks damages in the amount of $787,000 (representing plaintiff's view of the Company's liability to pay an adjusted purchase price under the contract formula) plus an unspecified amount of attorneys fees and costs under an indemnification provision of the agreement. The Company has asserted claim in recoupment to plaintiff's claims that would, if successful, reduce the amount of any adverse judgment significantly. This action is pending.

--------------------------------------------------------------------------------

ITEM 4.  SUBMISSION OF MATTER TO A VOTE OF SECURITY HOLDERS

--------------------------------------------------------------------------------

         The Company did not submit any matter to a vote of the shareholders in the past calendar year 1999.


PART II
--------------------------------------------------------------------------------

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

--------------------------------------------------------------------------------

Market Information:

         The Company's Class A Common Stock is traded on the Over The Counter Bulletin Board system under the symbol "MAHN". The following table sets forth the range of high and low bid prices for the Company's Common Stock for each quarterly period indicated as reported by the NASDAQ's Historical Research Department. Quotations reflect inter-dealer prices without retail markup, markdown or commissions and may not represent actual trades.

                  Quarter Ended            High Bid          Low Bid
                  -------------            --------          -------

                March 31, 2000              $ 0.37          $ 0.125
                December 31, 1999           $ 0.25          $ 0.125
                September 30, 1999          $ 0.18          $ 0.125
                June 30, 1999               $ 0.25          $ 0.03125
                March 31, 1999              $ 0.03          $ 0.03125
                December 31, 1998           $ 0.03          $ 0.03125
                September 30, 1998          $ 0.03          $ 0.03125
                June 30, 1998               $ 0.06          $ 0.03125
                March 31, 1998              $ 0.06          $ 0.0625

         There is no market for the Company's Class B Common Stock.

HOLDERS:

         As of March 31, 2000, there were approximately 447 holders of record of the Company's Class A Common Stock. All of the Company's 10,000 shares of its authorized Class B Common Stock are issued and outstanding and owned by one (1) shareholder, Oak Springs Nursing Home Limited Partnership.

DIVIDENDS:

         The Company has never paid cash dividends on its stock and does not intend to do so in the foreseeable future. The Company currently intends to retain its earnings for the operation and expansion of its business. The Company's continued need to retain earnings for operations and expansion are likely to limit the Company's ability to pay dividends in the future.

OPTIONS AND WARRANTS.

         There are no outstanding options or warrants to purchase additional stock. The Company had an incentive stock option plan that included substantially all officers and key employees. The Series C options which expired in 1998 originally had an exercise price of $1 per share. The Company subsequently reduced the option price to $.50 per share. Certain of these options were exercised and the amount due was financed by the Company through notes bearing interest at 8%. The unpaid balance of outstanding notes receivable for stock purchases is shown as a reduction of stockholders' equity in the Company's financial statements.

RECENT SALES OF UNREGISTERED SECURITIES

         On or about March 25, 1999, the Company issued 5,000 shares of its capital stock to Dennis Light as a yearly bonus for his services in 1998. Such shares were valued at $0.25 per share. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

         On or about March 31, 2000, the Company issued 15,000 shares of its capital stock to Dennis Light as a yearly bonus for his services in 1999. Such shares were valued at $0.25 per share. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.


------------------------------------------------------------------------------

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

------------------------------------------------------------------------------

         Statements contained herein that are not historical facts are forward-looking statements as that term is defined by the Private Securities Litigation Reform Act of 1995. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward- looking statements made by the Company are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: well established competitors who have substantially greater financial resources and longer operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

         Mid-Atlantic Home Health Network, Inc. (MAHN) is a holding company of four corporate entities: National Nurses Service, Inc.; Hunt Country Home Health, Inc.; Hunt Country Nursing Services, Inc., and The Center for Ambulatory and Home Infusion Services. An analysis of consolidated operations as well as each of these entities is depicted below.

MID-ATLANTIC HOME HEALTH NETWORK, INC. (MAHN)

CONSOLIDATED FINANCIAL POSITION

         The Company's consolidated total assets were $6,451,159 at December 31, 1999 versus $5,165,676 at December 31, 1998. The 24.8% increase in total assets was due principally to increases in accounts receivable as a result of the Company's 29% increase in revenue.

         Liquidity, as represented by working capital (current assets less current liabilities), increased from approximately $1,089,000 to $1,388,000 at December 31, 1999. The Company feels that its current and anticipated liquidity will be sufficient to fund future operations.

         The Company finances a portion of its account receivable with a lender under terms of an agreement that advances up to 80% of qualified accounts receivable. At December 31, 1999 advances secured by accounts receivable totaled approximately $2,993,000

         Due to the nature of the Company's operations, property and equipment are not a significant factor in planning future operational needs. At both December 31, 1999 and 1998 the company's net investment in property and equipment was less than 5% of total assets.

CONSOLIDATED RESULTS OF OPERATIONS

         Revenues for the year ended December 31, 1999 were approximately $18,984,000 a 29% increase over December 31, 1998 revenues of approximately $14,698,000.

         Costs related to patient care rose to approximately $14,404,000 an increase of 32% over the previous year total of $10,783,000. These increases were offset by controls over general and administrative expenses. General and administrative expenses totaled approximately $3,494,000 for the year ended December 31, 1999 an increase of 2.4% over the prior period.

         Income before taxes increased to $609,017 in 1999 versus $7,839 in 1998

         In addition, interest expenses increased $89,000 or 26 percent over 1998. The increase in this cost category was not equal to the increase in the volume of business transacted.

         Earnings per common share totalled .03 in 1999 versus .001 in 1998.

HEALTH CARE TRENDS

         The following is a table of the Company's approximate operating revenues for the years 1995 through 1999.

                                     Percentage change
                                       From the prior
                         Revenue           year

           1995          9,983,000
           1996         14,269,000         42.9%
           1997         13,740,000         -3.7%
           1998         14,698,000          6.9%
           1999         18,984,000         29.2%


         The Company has, as described elsewhere in this annual report on Form 10-KSB, positioned itself to benefit from changing trends in the market for health care services.

         Management anticipates continued and increased demand for the Company's staffing, private duty nursing services, durable medical equipment and supplies, and home health services. MAHN does not face difficulties in the marketing of its services. Its challenges are in the recruitment of sufficient nursing personnel to meet the demands for its nursing care services.

         MAHN expanded its services in 1999 by opening up office locations in Winchester and Manassas, Virginia. It also acquired the durable medical equipment operations of The Center for Ambulatory and Home Infusion Services. In early 2000, it furthered this expansion by opening up nurse staffing and private duty outlets in Fairfax and Charlottesville, Virginia. In addition, it established a pediatric durable medical equipment service in Charlottesville.

         The additional outlets for nurse staffing and private duty nursing have provided greater ease in recruitment. At the same time, continued centralization of general and administrative functions have resulted in greater productivity. This combination of increasing the numbers of distribution points in the Mid-Atlantic while centralizing overhead functions will continue in the Year 2000.

NATIONAL NURSES SERVICE, INC. (NNS)

OPERATING REVENUES:
-------------------

         Operating revenues for the fiscal year 1999 totalled $12,478,000 versus $10,809,000 in 1998 for our nurse staffing company. The revenue increase of $1,669,000 represents a 15 percent increase. NNS continues to experience greater demand for its nursing personnel from hospitals, clinics, nursing homes, schools, and correctional facilities. As the age wave continues to impact the population, and the shortage of nursing personnel persists, we anticipate continued strong demand for nurse staffing. A new nurse staffing outlet was in January, 2000, added in Vienna, Virginia to complement the outlet in Richmond, Virginia and Silver Spring, Maryland.

OPERATING EXPENSES:
-------------------

         Total operating expenses for fiscal year 1999 was $11,812,000 versus $10,279,000 in the prior year. This represents an increase of $1,533,000 or 14.9 percent. Operating expenses expressed as a percentage of operating revenues remained reasonably stable at 94.7 percent in 1999 versus 95.1 in 1998.

         The operating income before taxes of NNS improved for fiscal year 1999. In 1999, NNS had $667,000 in operating income versus $529,000 in 1998---a 26 percent increase. The increased profitability is primarily due to increased revenues with slight improvements in its overhead costs as a percentage of sales.

HUNT COUNTRY NURSING SERVICES, INC. (HCNS)

OPERATING REVENUES:
-------------------

         Hunt Country Nursing Services, Inc., our private duty nursing company, had significant revenue growth in fiscal year 1999. Operating revenues totaled $5,297,000 versus $2,628,000 a year ago; the increase of $2,669,000 is slightly in excess of double the prior year operating revenues (101.6% increase).

         The increase in revenues is substantially due to increased recruitment and marketing efforts as well as the opening of additional outlets, which is helpful for recruitment purposes. At this time, private duty nursing offices are located in Richmond, Fredericksburg, Warrenton, Winchester, Tappahannock, Manassas, and Vienna, Virginia. An office in Charlottesville is scheduled to open in May, 2000.

OPERATING EXPENSES:
-------------------

         Operating expenses for HCNS increased to $5,173,000 in 1999 versus $2,767,000 in 1998. The 87 percent increase in expenses is favorable as compared to the 101.6 percent increase in operating revenues. Profit margins improved for this company as total salaries, as a percentage of revenues, declined from 79.3 percent in 1998 to 75.3 percent in 1999.

INCOME/LOSS:
------------

         HCNS generated a profit of $124,000 for fiscal year 1999 as compared to a loss of $138,000 in 1998.

         This company continues to expect revenue and income growth, and further expansion through the Mid-Atlantic.


HUNT COUNTRY HOME HEALTH, INC. (HCHH)

OPERATING REVENUES:
-------------------

         The operating revenues for fiscal year 1999 for this Medicare Certified home health agency totalled $1,184,000, which is a 59 percent increase over the prior year. The increase of $441,000 is due to greater demand in our Warrenton and Fredericksburg sites.

OPERATING EXPENSES:
-------------------

         Operating expenses increased from $950,000 in 1998 versus $1,164,000 in 1999.

INCOME/LOSS:
------------

         In fiscal year 1999, HCHH experienced income of $20,000 versus a loss of $206,000 in 1998. This company made major improvements in its bottom line through major adjustments to new Medicare regulations that impacted this company in 1998. It is now planning to make adjustments to meet the requirements of the Prospective Pay System scheduled to begin in October, 2000.

THE CENTER FOR AMBULATORY AND HOME INFUSION SERVICES (CAHIS)

         MAHN acquired this entity from the main shareholder, Oak Springs Nursing Home Limited Partnership (OSNHLP), November 1, 1999. The focus of the acquisition is the durable medical equipment business which is complemented by the vast amount of home health and private duty nursing services provided in the State of Virginia.

         This company earned $30,000 in 1999 prior to acquisition. It is anticipated that MAHN will close the legal entity (The Center for Ambulatory and Home Infusion Services) and provide durable medical equipment services from its HCNS entity. Further, management anticipates expansion of durable medical equipment sales in Virginia in 2000.

         A new supply service, www.planetdiaper.com, will be available in the second quarter of 2000. The service will offer it products, children's diapers and adult briefs for sale of the internet.

OPERATING REVENUES:
-------------------

         The operating revenues for CAHIS for November through December 1999 totaled $50,845.

OPERATING EXPENSES
------------------

         Total operating expense for CAHIS for November through December 1999 can to $65,569.

PROFIT /LOSS
------------

         CAHIS operated at a loss for the two months period of operations in 1999. That loss can to approximately $15,000.

--------------------------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


                     MID-ATLANTIC HOME HEALTH NETWORK, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED FINANCIAL REPORT

                                DECEMBER 31, 1999

                                 C O N T E N T S



                                                                          Pages

INDEPENDENT AUDITORS' REPORT                                                 17

FINANCIAL STATEMENTS

  Consolidated balance sheets                                          18 and 19

  Consolidated statements of income                                           20

  Consolidated statements of stockholders' equity                             21

  Consolidated statements of cash flows                                       22

  Notes to consolidated financial statements                             23 - 30

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Mid-Atlantic Home Health Network, Inc.
  and Subsidiaries


         We have audited the accompanying consolidated balance sheets of Mid-Atlantic Home Health Network, Inc. and Subsidiaries (the Company), as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mid-Atlantic Home Health Network, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

         As discussed in Note 11, the Company may be liable for additional amounts related to a potential purchase price adjustment of a previously acquired subsidiary. The ultimate amount, if any, of the adjustment cannot be determined; however, management is of the opinion that it will not have a material effect on the Company's financial position.


/s/ Eggleston Smith P.C.


March 24, 2000

                              FINANCIAL STATEMENTS

                                   YEARS ENDED

                           DECEMBER 31, 1999 AND 1998






                     MID-ATLANTIC HOME HEALTH NETWORK, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998


                                                      1999             1998
                                                ---------------  ---------------
        ASSETS

CURRENT ASSETS
 Cash and cash equivalents                      $      548,889   $      816,294
 Accounts receivable, net of allowances of
  $106,240 in 1999 and $43,371 in 1998               4,278,363        2,998,489
 Due from affiliates                                   273,343          228,805
 Prepaid expenses and other current assets             187,760          157,449
 Deferred tax asset                                     72,000           37,000
                                                ---------------  ---------------

          Total current assets                       5,360,355        4,238,037
                                                ---------------  ---------------

PROPERTY AND EQUIPMENT, net                            278,779          253,221
                                                ---------------  ---------------

OTHER ASSETS
 Goodwill, net of accumulated amortization of
  $269,156 in 1999 and $222,351 in 1998                781,239          671,360
 Other assets                                           30,786            3,058
                                                ---------------  ---------------

          Total other assets                           812,025          674,418



                                                ---------------  ---------------
          Total assets                          $    6,451,159   $    5,165,676
                                                ===============  ===============


See Notes to Consolidated Financial Statements.

                     MID-ATLANTIC HOME HEALTH NETWORK, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998


                                                      1999             1998
                                                ---------------  ---------------
   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Current maturities of long-term debt           $       16,393   $       15,988
 Notes payable                                       2,993,081        2,606,175
 Accounts payable                                      325,605          152,724
 Accrued salaries and related employee benefits        397,881          255,220
 Other current liabilities                             164,270          119,162
 Income taxes payable                                  125,090                -
                                                ---------------  ---------------

          Total current liabilities                  4,022,320        3,149,269

LONG-TERM DEBT, net of current maturities              294,123          306,739
                                                ---------------  ---------------

          Total liabilities                          4,316,443        3,456,008
                                                ---------------  ---------------

STOCKHOLDERS; EQUITY
 Common stock, Class A, $.001 par value,
  200,000,000 shares authorized
  12,621,202 shares issued and
  outstanding                                           12,621           12,621
 Common stock, Class B, $.001 par value,
  10,000 shares authorized, issued and
  outstanding                                               10               10
 Preferred stock, $1 par value, 5,000,000
  shares authorized, 10,000 shares issued
  and outstanding                                       10,000           10,000
 Additional paid-in capital                          1,103,485        1,103,485
 Retained earnings                                   1,197,850          772,802
                                                ---------------  ---------------
                                                     2,323,966        1,898,918
 Stock subscriptions receivable                       (189,250)        (189,250)
                                                ---------------  ---------------

          Total stockholders' equity                 2,134,716        1,709,668
                                                ---------------  ---------------

          Total liabilities and stockholders'
           equity                               $    6,451,159   $    5,165,676
                                                ===============  ===============

                     MID-ATLANTIC HOME HEALTH NETWORK, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                           December 31, 1999 and 1998


                                                      1999             1998
                                                ---------------  ---------------

REVENUES                                        $   18,984,218   $   14,698,133
                                                ---------------  ---------------

EXPENSES
 Patient care costs                                 14,403,802       10,873,185
 General and administrative                          3,494,086        3,411,951
 Amortization                                           52,997           70,338
 Interest expense, net                                 424,316          334,823
                                                ---------------  ---------------

          Total expenses                            18,375,201       14,690,297
                                                ---------------  ---------------

          Income before income taxes                   609,017            7,836

PROVISION FOR INCOME TAXES                             182,769                -
                                                ---------------  ---------------

          Net income                            $      426,248   $        7,836
                                                ===============  ===============

EARNINGS PER COMMON SHARE                       $          .03   $            -
                                                ===============  ===============


See Notes to Consolidated Financial Statements.


                                    MID-ATLANTIC HOME HEALTH NETWORK, INC.
                                               AND SUBSIDIARIES

                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                    Years Ended December 31, 1999 and 1998


                                                                              Additional                   Stock
                                        Common Stock            Preferred      Paid-In      Retained    Subscriptions
                                     Class A       Class B        Stock        Capital      Earnings      Receivable      Total
                                  ------------- ------------- ------------- ------------- ------------- ------------- -------------

Balance, January 1, 1998                12,621            10        10,000  $  1,103,485  $    766,166  $   (189,250) $  1,703,032

 Dividend on preferred stock                 -             -             -             -        (1,200)            -        (1,200)
 Net income                                  -             -             -             -         7,836             -         7,836
                                  ------------- ------------- ------------- ------------- ------------- ------------- -------------
Balance, December 31, 1998              12,621            10        10,000     1,103,485       772,802      (189,250)    1,709,668

 Dividend on preferred stock                 -             -             -             -        (1,200)            -        (1,200)
 Net income                                  -             -             -             -       426,248             -       426,248
                                  ------------- ------------- ------------- ------------- ------------- ------------- -------------
Balance, December 31, 1999              12,621            10        10,000  $  1,103,485  $  1,197,850  $   (189,250) $  2,134,716
                                  ============= ============= ============= ============= ============= ============= =============


See Notes to Consolidated Financial Statements.

                     MID-ATLANTIC HOME HEALTH NETWORK, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           December 31, 1999 and 1998


                                                      1999             1998
                                                ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                     $      426,248   $        7,836
 Adjustments to reconcile net income
  to net cash used in operating activities:
    Depreciation                                        21,365           17,307
    Amortization                                        47,805           68,718
    Deferred taxes                                     (35,000)          (3,000)
    Changes in assets and liabilities:
     Accounts receivable                            (1,279,874)        (214,810)
     Due from affiliates                              (200,298)         (74,807)
     Prepaid expenses and other current assets         (30,311)         (86,539)
     Accounts payable                                  172,881          (53,190)
     Accrued salaries and related employee
      benefits                                         142,661          (68,045)
     Income taxes payable                              125,090                -
     Other current liabilities                          45,108          (35,241)
     Other assets                                      (29,652)           1,258
                                                ---------------  ---------------

          Net cash used in operating activities       (593,977)        (440,513)
                                                ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of property and equipment                   (46,923)         (10,425)
                                                ---------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Changes in notes payable                              386,906          701,658
 Repayment of long-term debt                           (12,211)         (11,925)
 Dividend paid on preferred stock                       (1,200)          (1,200)
                                                ---------------  ---------------

          Net cash provided by financing
           activities                                  373,495          688,533
                                                ---------------  ---------------

          Net increase (decrease) in cash
           and cash equivalents                       (267,405)         237,595

CASH AND CASH EQUIVALENTS
 Beginning                                             816,294          578,699
                                                ---------------  ---------------

 Ending                                         $      548,889   $      816,294
                                                ===============  ===============


See Notes to Consolidated Financial Statements.

                     MID-ATLANTIC HOME HEALTH NETWORK, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION. The consolidated financial statements include the accounts of Mid-Atlantic Home Health Network, Inc. (MAHN) and its subsidiaries (collectively referred to herein as the Company). The subsidiaries include Western Pennsylvania Home Health Network, Inc. (Western Pennsylvania), Hunt Country Nursing Services, Inc. (Hunt Country Nursing), Hunt Country Home Health, Inc. (Home Health), Altis Federal Services d/b/a National Nurses Services, Inc. and the Center for Ambulatory and Home Infusion Services, Inc. (CAHIS).

         The Company acquired the Center for Ambulatory and Home Infusion Service as of November 1, 1999, in a non-cash transaction from an affiliate. The results of operations for CAHIS are included in the consolidated financial statements from that date.

         Western Pennsylvania was sold for book value on June 30, 1998, and the 1998 financial statements include the results of its operation until the date of sale. Revenues during the six-month period were approximately $167,000 and losses from operations were approximately $39,000.

         Approximately 80% of MAHN's outstanding shares are owned by Oak Springs Nursing Home Limited Partnership (Oak Springs).

         The Company is engaged in the business of providing integrated home health services with an emphasis in providing nursing staff services to hospitals, nursing homes and other facilities. The Company operates in Virginia, Maryland, the District of Columbia and Pennsylvania.

         BASIS OF CONSOLIDATION. All significant intercompany accounts and transactions have been eliminated.

         NET REVENUES. Net revenues are reported at the estimated net realizable amounts from patients, third party payers, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third party payers. Revenue received under third-party agreements is subject to audit. Any adjustments as a result of these audits are reflected in current operations. Approximately 9% and 11% of the Company's net revenues for the years ended December 31, 1999 and 1998, respectively, were from participation in Medicare and state Medicaid programs. In addition, approximately 59% and 33% of the Company's net revenues for the years ended December 31, 1999 and 1998, respectively, was from contracts with state and local governmental correctional facilities, including the Commonwealth of Virginia and the District of Columbia.

         At December 31, 1999 and 1998, 3% and 8%, respectively, of net accounts receivable were due from Medicare and Medicaid. The ability of payers to meet their obligations depends upon their financial stability, future legislation and regulatory actions.

                                                                     (Continued)

                     MID-ATLANTIC HOME HEALTH NETWORK, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

         The Company does not believe there are any significant credit risks associated with receivables from Medicare and Medicaid.

         PROPERTY AND EQUIPMENT. Property and equipment is recorded at cost. The cost and the related accumulated depreciation are removed from the accounts in the year the related asset is sold or retired. Depreciation is computed using the straight-line method over the estimated economic lives of the assets, commencing at the time the assets are placed into service.

         CASH AND CASH EQUIVALENTS. Cash and cash equivalents include cash on hand and in the bank as well as any investment purchased with an original maturity of three months or less. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Cash equivalents are carried at cost which approximates fair value.

         Under the Company's cash management system, checks issued but not yet presented to banks frequently result in overdraft balances for accounting purposes. The overdraft balances have been netted with positive balances and are classified as "cash and cash equivalents" in the consolidated balance sheet.

         GOODWILL AND OTHER ASSETS. Goodwill arises from acquisitions and represents the excess of purchase price over identifiable acquired net assets, and is amortized on a straight-line basis over 20 years. Other assets principally consist of the estimated value of the assembled workforce and capitalized fees related to other long-term agreements and transactions. Other assets are amortized on a straight-line basis over a period of 3 to 5 years.

         INCOME TAXES. The income tax provision includes federal and state income taxes both currently payable and deferred because of differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when necessary to reduce deferred tax assets to the amounts expected to be realized.

         USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                                     (Continued)

                     MID-ATLANTIC HOME HEALTH NETWORK, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Concluded)

         STOCKHOLDERS' EQUITY. The Company has three classes of stock. Two hundred million shares of Class A common stock have been authorized. The Class A shareholders have the right to elect one third of the directors of the Company. Ten thousand shares of Class B common stock, with the right to elect two thirds of the directors, have also been authorized. Additionally, five million shares of Class C convertible preferred stock have been authorized. The preferred stock is paid a dividend of 12%.

         EARNINGS PER SHARE. Earnings per common share are computed by dividing the weighted average number of shares outstanding into net income. Diluted earnings per share are not presented because the outstanding stock options are not dilutive.

NOTE 2.  ACCOUNTS RECEIVABLE

         Accounts receivable arise from the provision of staffing services to hospitals, nursing homes and other facilities in the Virginia, Maryland, District of Columbia and Pennsylvania areas. The principal payers for these services are the patients, insurance companies, various state and local government agencies, other institutional providers of healthcare, the Medicare program, and certain Medicaid programs.

         The provision for doubtful accounts for the years ended December 31, 1999 and 1998, was $106,239 and $43,371, respectively.

NOTE 3.  PROPERTY AND EQUIPMENT

         As of December 31, 1999 and 1998, property and equipment consisted of the following:

                                                      1999             1998
                                                ---------------  ---------------
         Building and building improvements     $      320,818   $      320,818
         Furniture and equipment                       348,842          382,116
                                                ---------------  ---------------
                                                       669,660          702,934
         Less accumulated depreciation                 390,881          449,713
                                                ---------------  ---------------
                                                $      278,779   $      253,221
                                                ===============  ===============

                     MID-ATLANTIC HOME HEALTH NETWORK, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 4.  NOTES PAYABLE

         National Nurses Service, Home Health and Hunt Country Nursing borrow funds under terms of agreements with a lender and secured by accounts receivable. These agreements provide for advances on accounts receivable of approximately 83% of the collateralized balances. The Company is required to refund any borrowings for financial accounts receivable balances not collected within 180 days.

                                                      1999             1998
                                                ---------------  ---------------
         Amount of advances on accounts
          receivable                            $    3,711,303   $    3,165,321
         Less:  Lender reserves                        718,222          559,146
                                                ---------------  ---------------
              Note payable                      $    2,993,081   $    2,606,175

                                                ===============  ===============

NOTE 5.  LONG-TERM DEBT

         Long-term debt as of December 31, 1999 and 1998, consisted of the following:

                                                          1999          1998
                                                      ------------  ------------
          Note payable, C.W. Cobb, collateralized
           by first deed of trust on building and
           guaranteed by the general partners
           of Oak Springs.  Payable in monthly
           installments of $761, including
           interest at 11%.  Due April, 2021.         $    65,689   $    66,418

          Note payable, C.W. Cobb, collateralized
           by second deed of trust on building
           and guaranteed by the general partners
           of Oak Springs.  Payable in monthly
           installments of $221, including
           interest at 13%.  Due April, 2021.              18,304        18,561

          Note payable, York Federal Savings and
           Loan.  Payable in monthly installments
           of $1,116, including interest at 8.5%.
           A balloon payment of $86,809 is due
           September, 2008.                                76,658        81,875

          Note payable, Crestar Mortgage Corp.,
           collateralized by building and guaranteed
           by the  managing general partner of Oak
           Springs.  Payable in monthly installments
           of $772, including interest at 8%.  Due
           December, 2024.                                 79,800        81,526

                                                                     (Continued)

                     MID-ATLANTIC HOME HEALTH NETWORK, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 5.  LONG-TERM DEBT (Concluded)

                                                          1999          1998
                                                      ------------  ------------
          Note payable, Central Fidelity Bank
           guaranteed by the general partners
           of Oak Springs, payable in monthly
           installments of $1,668, including
           interest at 11.21%.  Due December 5,
           2007.                                      $    70,065   $    74,347
                                                      ------------  ------------
                                                          310,516       322,727
          Less current maturities                          16,393        15,988
                                                      ------------  ------------
                                                      $   294,123   $   306,739
                                                      ============  ============

         Annual maturities of long-term debt outstanding at December 31, 1999, are as follows:

                        1999                          $    16,393
                        2000                               18,854
                        2001                               20,659
                        2002                               22,640
                        2003                               24,812
                        Thereafter                        207,158
                                                      ------------
                                                      $   310,516
                                                      ============

NOTE 6.  STOCK OPTION PLAN AND STOCK SUBSCRIPTIONS


         The Company had an incentive stock option plan that included substantially all officers and key employees. The Series C options which expired in 1998 originally had an exercise price of $1 per share. The Company subsequently reduced the option price to $.50 per share. Certain of these options were exercised and the amount due was financed by the Company through notes bearing interest at 8%. The unpaid balance of outstanding notes receivable for stock purchases is shown as a reduction of stockholders' equity.

         During 1999 and 1998, the Company did not receive any payments on outstanding notes receivable for the purchase of shares. Because the market value of the outstanding shares is below the option price, the Company has suspended the required payments (including interest) on these notes.

                     MID-ATLANTIC HOME HEALTH NETWORK, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 7.  LEASE COMMITMENTS

         The Company leases certain office facilities and other equipment under non- cancelable leases for terms ranging from one to five years. Future minimum lease payments under these operating leases are as follows:

                        2000                          $   111,312
                        2001                               83,558
                        2002                               71,366
                        2003                               17,610
                        2004                                    -
                                                      ------------
                 Total future minimum lease payments  $   283,846
                                                      ============


         During 1999 and 1998, rent expense for all operating leases totaled $203,025 and $131,976, respectively.

NOTE 8.  INCOME TAXES

         The Company files a consolidated federal income tax return which includes the Center for Ambulatory and Home Infusion Service (1999 only), Hunt Country Nursing, Home Health and National Nursing Service. The Company and its subsidiaries file separate returns for state purposes.

         The provision for income taxes for the years ended December 31, 1999 and 1998, was comprised of the following:

                                                      1999             1998
                                                ---------------  ---------------
          Current provision                     $      217,769   $        3,000
          Deferred benefit                             (35,000)          (3,000)
                                                ---------------  ---------------
          Total provision                       $      182,769   $            -
                                                ===============  ===============

         The provision for income taxes in 1999 differed from the amount of income tax determined by applying the applicable federal statutory tax rate to pre-tax income as a result of the following:

                                                   1999
                                                ----------
          Statutory federal tax rate                  34%
          State taxes, net of federal benefit          3%
          Goodwill amortization                       (4)%
          Other                                       (3)%
                                                ----------
          Effective tax rate                          30%
                                                ==========


         Taxable income for 1998 does not include the losses from operations for Western Pennsylvania because it filed as part of the consolidated return group of its new owners. Accordingly, the Company's taxable income for 1998 was increased by approximately $40,000. As a result, taxable income for tax purposes was approximately $16,000 due principally to changes in deferred tax items.

                                                                     (Continued)

                     MID-ATLANTIC HOME HEALTH NETWORK, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 8.  INCOME TAXES (Concluded)

         The deferred tax asset relates to the allowance for doubtful accounts reflected on the balance sheet and incurred but not reported claims recorded through current earnings. Realization of the deferred tax asset is contingent on the occurrence of a write-off of the accounts receivable for tax purposes and payment of premiums to the insurer or payments of actual claims. No valuation allowance was established since the Company believes it is more likely than not that this asset will be realized.

NOTE 9.  RELATED PARTY TRANSACTIONS

         Periodically, Oak Springs and its affiliates provide the Company with funds needed for various transactions. Oak Springs also enters into debt on behalf of the Company. Rather than Oak Springs immediately transferring cash to the Company at the time the debt is entered into, the Company records an amount due from affiliate. Amounts due from and due to affiliates as of December 31, 1999 and 1998, are as follows:

                                                      1999             1998
                                                ---------------  ---------------
          Due from affiliates:
           Oak Springs Nursing Home LP          $      126,500   $       38,312
           Oak Springs Nursing Home                     77,371           41,237
           Center for Ambulatory/
            Home Infusion Services                           -           19,334
           Health Care Ventures, Inc.                  108,093          106,809
           Home Health Services of
            Allegheny County, Inc.                         187                -
           Health Ventures Group                         4,086            4,086
           All Stat Home Health, Inc.                      195                -
           Care Connections of
            Pennsylvania, Inc.                             328           83,565
                                                ---------------  ---------------
                                                       316,760          293,343
                                                ---------------  ---------------

          Due to affiliates:
           Western Pennsylvania Home
            Health Network, Inc.                            37           32,133
           Health Care Ventures, Inc.                        -                5
           Health Ventures Group                        24,283           24,283
          Center for Ambulatory/
           Home Infusion Services                                           445
          Oak Springs Nursing Home                      19,097            7,672
                                                ---------------  ---------------
                                                        43,417           64,538
                                                ---------------  ---------------
           Net due from affiliates              $      273,343   $      228,805
                                                ===============  ===============


         Oak Springs maintains a workers compensation policy which covers the Company. The Company paid Oak Springs $160,190 and $129,320 during the years ended December 31, 1999 and 1998, respectively, related to this policy.

                     MID-ATLANTIC HOME HEALTH NETWORK, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 10. SUPPLEMENTARY CASH FLOW INFORMATION

         Interest paid during 1999 and 1998 was $423,952 and $334,432, respectively. Income taxes paid during 1999 were $68,625.

         The Company purchased all of the outstanding stock of CAHIS from an affiliated Company on November 1, 1999, in exchange for settlement of certain intercompany indebtedness. The total purchase price of $98,804 exceeded the fair market value of assets acquired less liabilities assumed by $155,760. The excess consideration is recorded as goodwill.

NOTE 11. CONTINGENT LIABILITY

         As part of the acquisition of National Nurses Service, Inc. on June 30, 1995, the Company issued 500,000 shares of common stock. The stock purchase agreement calls for an adjustment of the purchase price on June 30, 1998, if the market value of the stock is less than $800,000 ($1.60 per share), during the ten-day period immediately preceding June 30, 1998. The purchase price adjustment, to be paid in cash, is the difference between the market value and $800,000. The stock has had limited trading activity and sales prices close to June 30, 1998, were in the range of $.625. Based on those prices the purchase price adjustment could be approximately $487,500.

         The Company is negotiating with the owners of the claim to settle the potential purchase price adjustment.

         The acquisition of National Nurses Service, Inc. was accounted for as a purchase and the Company recorded approximately $800,000 in goodwill. The payment of any purchase price adjustment would not change the underlying assets acquired. Accordingly, payments would reduce the originally recorded value of stock issued and reduce the amount of paid-in capital.

         In the opinion of management, the amount of the purchase price adjustment will not have a material effect on the Company's financial position.

------------------------------------------------------------------------------

ITEM 8.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
         ACCOUNTING AND FINANCIAL DISCLOSURE.

------------------------------------------------------------------------------

         There have been no disagreements with the Company's independent accountants over any item involving the Company's financial statements. The Company's independent accountants are Eggleston Smith, P.C. located at 603 Pilot House Drive, Suite 400, Newport News, Virginia 23606.


PART III
-------------------------------------------------------------------------------

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

-------------------------------------------------------------------------------

(a)      DIRECTORS AND EXECUTIVE OFFICERS

         As of March 31, 1999, the directors and executive officers of the Company, their ages, positions in the Company, the dates of their initial election or appointment as director or executive officer, and the expiration of the terms as directors are as follows:
                                                        (3)*
(1)                     (2)                             Period Served As
Name                    Age    Position                 Director
----                    ---    --------                 ----------------

Philip V. Warman         56    Chairman of the Board,   Dec. 9, 1994 to present
                               and Director

Dennis S. Light          56    President and            Dec. 9, 1994 to present
                               Director

Tom Waugh                32    Secretary & Treasurer,   Dec., 1999 to present
                               Director

Joanne B. Warman         49    Vice President           Dec., 1999 to present

Ronald L. Messenheimer   48    President of NNS         July 1, 1995 to present

Gary Paz                 41    Vice President of NNS    Dec. 1999 to present


* The Company's directors are elected at the annual meeting of stockholders and hold office until their successors are elected and qualified. The Company's officers are appointed annually by the Board of Directors and serve at the pleasure of the Board.

(b)      BUSINESS EXPERIENCE:

PHILIP V. WARMAN
----------------

         Philip V. Warman is the Chairman of the Board and has over 26 years experience in health venture development and health care financial management. He also serves as the Company's Treasurer and is a director. He has a degree in Business Administration from Wake Forest University. Mr. Warman served in various positions at Prince William Hospital culminating as Senior Vice President. During his 18 years at Prince William Hospital, he acquired Annaburg Manor Nursing Home, initiated home health, DME, private duty, physician billing, a collection agency, a child care enter and an alcoholic treatment center.

         Since 1981, Mr. Warman has been Managing General Partner of Oak Springs Nursing Home Limited Partnership, the Company's majority and controlling shareholder.

DENNIS S. LIGHT, M.P.H.
-----------------------

         The President and a director of the Company, Mr. Light has more than 25 years experience in health venture development and health care financial management. He has an undergraduate degree in Business Administration and a Masters Degree in Hospital Administration from UCLA. For nine years, he served as Chief Financial Officer of Arlington Hospital at Arlington, Virginia. Prior to this position, he served as Chief Financial Administrator of Samuel Merritt Hospital in Oakland, California. Mr. Light also is a director of the Company.

RICHARD TOMLINSON WAUGH
-----------------------

         Tom Waugh is the Secretary and Treasurer and a director of the Company. Mr. Waugh received his undergraduate degree from Colorado State and earned a Masters of International Management from the American Graduate School of International Management at Thunderbird. Mr. Waugh has worked for Bear Sterns in the international securities division and is currently the Managing director of Cavallo Capital Corp., a New York based hedge fund that manages $120 million. In the capacity, Mr. Waugh is responsible for the operational activities of the managed accounts, including personnel, execution of trades, creating trade models and analyzing prospective deals.

JOANNE BROWNING WARMAN
----------------------

         Joanne Browning Warman is the Vice President of the Company. She has over 28 years of nursing experience in the health care industry. She has a Bachelors of Science degree in nursing from the University of Virginia. In December of 1983, Mrs. Warman opened Hunt Country Home Health ("HCHH"), a medicare-certified home health agency servicing Warrenton and the surrounding areas. She remained the Administrator of HCHH until November of 1984, at which time she became a part-time employee of HCHH. Mrs. Warman continues to advise the Company on its clinical management operations .

RONALD L. MESSENHEIMER
----------------------

         Ronald L. Messenheimer is the President of National Nurses Service. Mr. Messenheimer earned a Bachelor of Science degree in Business and Management with a major in Accounting from the University of Maryland in 1974. From 1991 to the present he has led the growth of ATLIS Health Services from 1991 to 1995. During his tenure as president, NNS entered the home health market by obtaining Medicaid certification in 1991 and Medicare certification in 1992. Mr. Messenheimer negotiated the purchase of a small Medicare-certified home health agency in June of 1993 established a specialized AIDS treatment program. He created a rehabilitation service company in early 1994. Mr. Messenheimer has direct responsibility for essentially all payroll, billing, human resources and administrative functions, as well as day-to-day operating responsibility of NNS. NNS currently has 75 full time employees and an additional 1,200 active employees of which approximately 600 work each week. Prior to 1991, Mr. Messenheimer was President of ATLIS Federal Services and served in various capacities with UNC, Inc.

GARY PAZ
--------

         Mr. Paz is the Vice President of NNS. During the past 5 years, Mr. Paz has been responsible for the daily operations and overall performance of NNS's Richmond, Virginia office. In the regard, Mr. Paz duties include recruitment of nursing staff, maintaining nurse and client files, billing for services and tracking accounts receivable and budgeting for the Richmond office. Mr. Paz also handles the Company's marketing program and tracks quality assurance on the Company's accounts. Prior to working with NNS, Mr. Paz was an Assistant Vice President of Wheat First Securities.


(c)      DIRECTORS OF OTHER REPORTING COMPANIES:

         None of the officers or directors of the Company are directors of any other reporting company.

(d)      FAMILY RELATIONSHIPS:

         Phillip V. Warman, the Chairman of the Board and a director of the Company, and Jo Anne Warman, the Company's Vice President, are husband and wife.

(e)      INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS:


         Except as noted below, none of the officers, directors, promoters or control persons of the Company have been involved in the past five (5) years in any of the following:

   (1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

   (2) Any conviction in a criminal proceedings or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

   (3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any Court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

   (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities laws or commodities law, and the judgment has not been reversed, suspended, or vacated.

         Phillip Warman, an officer and director of the Company, served as a director of Bayou State Home Health doing business as Care Connection Home Health in the state of Louisiana. This Medicare certified home health agency filed for bankruptcy in August of 1998. In addition, Oak Springs Nursing Home Limited Partnership was an owner of Care Connections of Louisiana and Mr. Warman is the managing general partner of Oak Springs Nursing Home Limited Partnership. He also served as a director of Home Health Services of Allegheny County, a non-profit home health agency in Pittsburgh, Pennsylvania, an entity which filed for bankruptcy in December of 1998.

         Dennis Light, an officer and director of the Company, was the president of an entity which was a general partner of the Belle Retirement Residence, and limited partner in the state of Virginia, which filed for bankruptcy under Chapter 11 in or about January 1998. The bankruptcy court in that matter entered a final decree closing the bankruptcy case on September 21, 1998. Mr. Light also served as a director of Bayou State Home Health doing business as Care Connection Home Health in the state of Louisiana. This Medicare certified home health agency filed for bankruptcy in August of 1998. He also served as a director of Home Health Services of Allegheny County, a non-profit home health agency in Pittsburgh, Pennsylvania, an entity which filed for bankruptcy in December of 1998.

         Ron Messenheimer, an officer of the Company, was the Vice President of Atlis Systems, Inc. and the chairman and CEO of Atlis Federal Services, Inc., entities which filed bankruptcy in May of 1996.

         The officers and directors who are identified above are significant employees of the Company.

(g)      SECTION 16a BENEFICIAL OWNERSHIP COMPLIANCE

         The officers, directors and beneficial owners of more than 10% of the Company's common stock have filed their initial statements of ownership on Form 3 and annual statements on Form 5, or will do so within a reasonable time following the filing of this Amended Form 10-KSB.


--------------------------------------------------------------------------------

ITEM 10.  EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

         The following table sets forth information about compensation paid or accrued during the years ended December 31, 1999, 1998 and 1997 to the Company's officers and directors.


                                                     Summary Compensation Table

                                                                                     Long Term Compensation
                                                                              -----------------------------------
                                   Annual Compensation                               Awards               Payouts
                    -------------------------------------------------         -------------------------   -------
(a)                 (b)      (c)             (d)              (e)             (f)            (g)          (h)          (i)
                                                              Other                          Securities                All
                                                              Annual          Restricted     Under-                    Other
Name and                                                      Compen-           Stock        Lying         LTIP        Compen-
Principal                                                     sation           Awards        Options/     Payouts      sation
Position            Year     Salary ($)      Bonus($)           ($)              ($)         SARs(#)        ($)          ($)
--------            ----     ----------      --------         -------         ----------     ---------    -------      -------

PHILIP V. WARMAN
Chief Execu-        1999     $54,000          $ 0.00           $ 0.00          $ 0.00         None         $0.00       $21,306(1)
tive Officer        1998     $24,000          $ 0.00           $ 0.00          $ 0.00         None         $0.00       $23,075(2)
and Treasurer       1997     $0.00            $ 0.00           $ 0.00          $ 0.00         None         $0.00       $23,075(3)

DENNIS S. LIGHT
President           1999     $79,138          $3,750(4)        $ 0.00          $ 0.00         None         $0.00       $24,000(5)
                    1998     $76,313          $1,250           $ 0.00          $ 0.00         None         $0.00       $27,500(6)
                    1997     $75,400          $0.00            $ 0.00          $ 0.00         None         $0.00       $27,000(7)

RONALD L. MESSENHEIMER
President of        1999     $95,073          $2,000           $ 0.00          $ 0.00         None         $ 0.00      $ 0.00
NNS                 1998     $61,640          $  350           $ 0.00          $ 0.00         None         $ 0.00      $ 0.00
                    1997     $41,500          $ 0.00           $ 0.00          $ 0.00         None         $ 0.00      $ 0.00

GARY PAZ
Vice Pres. NNS      1999     $60,000          $1,000           $0.00           $ 0.00         None         $ 0.00      $41,024
                    1998     $60,000          $  750           $0.00           $ 0.00         None         $ 0.00      $38,258
                    1997     $60,000          $ 0.00           $0.00           $ 0.00         None         $ 0.00      $ 3,445

----------------------------------------------
This information is provided in regards to Mid-Atlantic Home Health Network Agencies, Hunt Country Home Health, Hunt Country Nursing Services, National Nurses Service and Western PA Home Health Network, Inc.

----------------------

         (1) This "other compensation" is representative of board fees at Hunt Country Nursing Services.

         (2) This "other compensation" is representative of board fees at Hunt Country Nursing Services.

         (3) This "other compensation" is representative of board fees at Hunt Country Nursing Services.

         (4) This figure represents the 15,000 shares issued to Mr. Light in March of 2000, valued at $0.25 per share.

         (5) This "other compensation" is representative of payments made by National Nurses Service to Creative Health Ventures, a corporation owned 100% by Dennis Light.

         (6) This "other compensation" is representative of payments made by National Nurses Service to Creative Health Ventures, a corporation owned 100% by Dennis Light.

         (7) This "other compensation" is representative of payments made by National Nurses Service to Creative Health Ventures, a corporation owned 100% by Dennis Light.

--------------------------------------------------------------------------------

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

--------------------------------------------------------------------------------

(a)      5% SHAREHOLDERS:

         The following information sets forth certain information as of December 31, 1999 about each person who is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock:

                      (2)
  (1)          Name and Address                   (3)                 (4)
Title          of Beneficial              Amount and Nature of     Percent of
of Class       Owner                      Beneficial Ownership       Class
--------       -------------------------  --------------------    -----------

Common         Oak Springs Nursing Home
Stock          Limited Partnership            10,063,778(8)          79.6%
Class A        c/o Philip V. Warman
               7504 Diplomat Drive, Suite 101
               Manassas, Virginia  20109

               Nevada Agency and Trust Co.       697,498              5.5%
               50 West Liberty Street,
               Suite 880
               Reno, Nevada 89501

----------------------

         (8) Philip V. Warman, an officer and director of the Company, is a General Partners of Oak Springs Nursing Home Limited Partnership.

(b)      SECURITY OWNERSHIP OF MANAGEMENT:

                      (2)
  (1)          Name and Address                   (3)                 (4)
Title          of Beneficial              Amount and Nature of     Percent of
of Class       Owner                      Beneficial Ownership       Class
--------       -------------------------  --------------------    -----------

Common         Philip V. Warman               10,092,934(9)          79.6%
Stock          7504 Diplomat Drive
Class A        Manassas, Virginia  20109

               Dennis Light                      216,000(10)          1.7%
               7504 Diplomat Drive
               Manassas, Virginia 20109

               Ronald L. Messenheimer              9,500           Less than 1%
               7504 Diplomat Drive
               Manassas, Virginia 20109

               All Directors and              10,318,434             81.6%
               Officers as a Group

----------------------

         (9) Of this amount, 10,063,778 shares are owned by Oak Springs Nursing Home Limited Partnership, of which Mr. Warman is a general partner.

         (10) Of this amount, 2,600 shares are held in the name of Creative Health Ventures, Inc., a company owned and controlled by Mr. Light, 1,400 shares are registered in the name of Nevada Agency and Trust Company as the agent for the Company's Employee Stock Purchase Plan, and 6,000 shares are registered in the name of Michael Light, Mr. Light's son.


(c)      CHANGES IN CONTROL:

         There is no arrangement which may result in a change in control.

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ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

--------------------------------------------------------------------------------

         Mid-Atlantic has entered into many of its lines of business since the corporation's named was changed in December of 1994 by acquiring entities or businesses from entities related to the Company's management. As evident from the discussion in the preceding sections, various members of management maintain their relationships with other entities from which the Company acquired its businesses and with which the Company interacts as part of the Company's ongoing business.

         The Company acquired Hunt Country Home Health from Oak Springs Nursing Home Limited Partnership ("OSNHLP") in the Spring of 1995 for 10,224,628 shares of the Company's Class A Common Stock and 10,000 shares of the Company's Class B Common Stock. OSNHLP thereby became the Company's majority stockholder, now owning approximately 80% of the Company's Class A Common Stock and 100% of the Company's Class B Common Stock. The Company's Chairman of the Board, Philip Warman, and the Estate of J.L. Mathews, M.D., are the general partners of OSNHLP. Because this acquisition involved an entity related to the Company, the Company has booked the acquisition of Hunt Country Home Health on a "processor cost" basis. Also. OSNHLP has guaranteed a number of the Company's debt obligations, as discussed in Note 4 of the Consolidated Financial Report..

         In March of 1995, the Company establish a subsidiary corporation named Western Pennsylvania Home Health Network, Inc. WPHHN operated as a wholly owned subsidiary until June 30, 1998 when it was sold for book value to Care Connections of Pennsylvania, a corporation controlled by Phillip Warman, the Company's Chairman and a general partner of the Corporation's majority shareholder. On November 1, 1999, the Company acquired the Center for Ambulatory and Home Infusion Sercvices (CAHIS) from Care Connections or Pennsylvania in a non-cash transaction in exchange for settlement of inter-company indebtedness. The total purchase price of $98,804 exceeded the fair market value of the assets acquired less the liabilities assumed by $155,670. The excess consideration, recorded as goodwill, represents the goodwill associated with CAHIS's position in the durable medical equipment market.

         On June 30, 1995, the Company acquired ATLIS Health Services, Inc., which then was doing business under the name National Nurses Service. The Company changed the subsidiary's name to National Nurses Service, Inc. ("NNS"). All of the stock in NNS was acquired by the Company from Atlis Systems, Inc. in exchange for 500,000 shares of the Company's Class A Common Stock. As a result, Atlis Systems, Inc. owns approximately 4% of the issued and outstanding shares of the Company's Class A Common Stock.

         When the Company acquired NNS, it also acquired Hunt Country Nursing Services, Inc. The Company acquired HCNS from Oak Springs Nursing Home Limited Partnership, the Company's majority shareholder. The Company paid OSNHLP book value for all the issued and outstanding shares of HCNS, an amount equal to approximately $1,000.

         National Nurses Services, Inc. has a consult contract with Creative Health Ventures, Inc. under the terms of which NNS pays CHV $2,000 per month. CHV is owned by Dennis Light, the Company's president.

         The Company's business efforts are coordinated with those of other entities related to, or controlled by, Oak Springs Nursing Home Limited Partnership.

         Periodically, Oak Springs and its affiliates provide the Company with funds needed for various transactions. Oak Springs also enters into debt on behalf of the Company. Rather than Oak Springs immediately transferring cash to the Company at the time the debt is entered into, the Company records an amount due from affiliate. Amounts due from and due to affiliates as of December 31, 1999 and 1998, are as follows:

                                                 1999                   1998
                                            -------------           ------------
Due from affiliates:
         Oak Springs Nursing Home LP        $    126,500            $    38,312
         Oak Springs Nursing Home                 77,371                 41,237
         Center for Ambulatory/
         Home Infusion Services                       --                 19,334
         Health Care Ventures, Inc.              108,093                106,809
         Home Health Services of
         Allegheny County, Inc.                      187                     --
         Health Ventures Group                     4,086                  4,086
         All Stat Home Health, Inc.                  195                     --
         Care Connections of
         Pennsylvania, Inc.                          328                 83,565
                                            -------------           ------------
                                                 316,760                293,343
                                            -------------           ------------

Due to affiliates:
         Western Pennsylvania Home
         Health Network, Inc.                         37                 32,133
         Health Care Ventures, Inc.                   --                      5
         Health Ventures Group                    24,283                 24,283
         Center for Ambulatory/
         Home Infusion Services                      445
         Oak Springs Nursing Home                 19,097                  7,672
                                            -------------           ------------
                                                  43,417                 64,538
                                            -------------           ------------
Net due from affiliates                     $    273,343            $   228,805
                                            =============           ============

         Oak Springs maintains a workers compensation policy which covers the Company. The Company paid Oak Springs $160,190 and $129,320 during the years ended December 31, 1999 and 1998, respectively, related to this policy.

         On March 1, 1995, the Company created a subsidiary known as Western Pennsylvania Home Health Network, Inc. ("WPHHN"). WPHHN operated as a wholly owned subsidiary until June 30, 1998 when it was sold for book value to Care Connections of Pennsylvania, a corporation controlled by shareholders of the Company. On November 1, 1999, the Company acquired the Center for Ambulatory and Home Infusion Sercvices (CAHIS) from Care Connections or Pennsylvania in a non-cash transaction in exchange for settlement of inter-company indebtedness. The total purchase price of $98,804 exceeded the fair market value of the assets acquired less the liabilities assumed by $155,670. The excess consideration, recorded as goodwill, represents the goodwill associated with CAHIS's position in the durable medical equipment market.


--------------------------------------------------------------------------------

ITEM 13.  EXHIBITS AND REPORTS ON FORM 8-K

--------------------------------------------------------------------------------

         The company did not filed any reports on Form 8-K during the last year.

ASSIGNED
 NUMBER  DESCRIPTION
-------- -----------
(2) Plan of acquisition, reorganization, arrangement, liquid, or succession:

(3)(i)   Articles of Incorporation

(3)(ii) By-laws of the Company: Previously included with the Company's Form 10-SB filed on April 30, 1998.

(4)      Instruments defining the rights of holders including indentures: None

(9)      Voting Trust Agreement: None

(10)     Material Contracts:

(11) Statement regarding computation of per share earnings: Computations can be determined from the financial statements.

(16)     Letter on change in certifying accountant: None

(21) Subsidiaries of the registrant: Previously included with the Company's Form 10-SB filed on April 30, 1998.

(24)     Power of Attorney: None

(27)     Financial Data Schedule: Included

(99)     Additional Exhibits: None


--------------------------------------------------------------------------------

                                   SIGNATURES

--------------------------------------------------------------------------------


         In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:   April 20, 2000.

                                        MID-ATLANTIC HOME HEALTH
                                        NETWORK, INC.


                                        By     /S/ Dennis Light
                                          --------------------------
                                                 DENNIS LIGHT
                                                 PRESIDENT